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Exhibit (h)

ARES CAPITAL CORPORATION
(a Maryland corporation)

    •    Shares of Common Stock

PURCHASE AGREEMENT

 Dated:

ARES CAPITAL CORPORATION
(a Maryland corporation)

    •    Shares of Common Stock
(Par Value $.001 Per Share)

PURCHASE AGREEMENT

[Date]

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wachovia Capital Markets, LLC
Jefferies & Company, Inc.
Legg Mason Wood Walker, Incorporated
RBC Capital Markets Corporation
    as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

        Ares Capital Corporation, a Maryland corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Wachovia Capital Markets, LLC, Jefferies & Company, Inc., Legg Mason Wood Walker, Incorporated, and RBC Capital Markets Corporation and are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.001 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of    •    additional shares of Common Stock to cover overallotments, if any. The aforesaid    •    shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the     •    shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

        The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (File No.     •    ), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (h) of Rule 497 ("Rule 497(h)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Unless the context otherwise requires, such registration statement, including all documents filed as a part thereof, and including any Rule 430A Information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497(h) under the 1933 Act and deemed to be part of the registration statement at the time of effectiveness and also including the registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations (File No.    •    ), is herein called the "Registration Statement." The final prospectus in the form filed by the Company with the Commission pursuant to Rule 497(h) under the 1933 Act on or before the second business day after the date hereof (or such earlier time as may be required under the 1933 Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        A Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 filed Pursuant to Section 54(a) of the Investment Company Act (File No. 814-00663) (the "Notification of Election") was filed with the Commission on April 21, 2004 under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the "1940 Act").

        The Company has entered into an Investment Advisory and Management Agreement, dated as of September 30, 2004 (the "Investment Advisory Agreement"), with Ares Capital Management LLC, a Delaware limited liability company registered as an investment adviser (the "Adviser"), under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the "Advisers Act").

        The Company has entered into an Administration Agreement, dated as of September 30, 2004 (the "Administration Agreement"), with Ares Technical Administration LLC, a Delaware limited liability Company (the "Administrator").

        SECTION 1.    Representations and Warranties.

        (a)    Representations and Warranties by the Company.    The Company, the Adviser and the Administrator, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i)    Compliance with Registration Requirements.    The Company is eligible to use Form N-2. The Registration Statement (and the Registration Statement as amended by any post-effective amendment if the Company shall have made any amendments thereto after the effective date of the Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (and the Registration Statement as amended by any post-effective amendment if the Company shall have made any amendments thereto after the effective date of the Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1940 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued, and at the Closing Time (and, if any

  Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

          The Prospectus, each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the 1933 Act, the 1933 Act Regulations and the 1940 Act except for any corrections to any preliminary prospectus that are made in the Prospectus (or any amendment or supplement thereto prior to the effective date of the Registration Statement) and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii)    Independent Accountants.    The accountants who certified the financial statements included in the Registration Statement are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Securities Exchange Act of 1934, as amended (the "1934 Act").

          (iii)    Financial Statements.    The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated statement of operations, consolidated statement of stockholders' equity and consolidated statement of cash flows of the Company and its consolidated subsidiaries for the periods specified; there are no financial statements that are required to be included in the Registration Statement or Prospectus that are not included as required; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods involved. The "Selected Financial and Other Data" included in the Registration Statement and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. The financial data set forth in the Prospectus under the caption "Capitalization" fairly presents the information set forth therein on a basis consistent with that of the audited financial statements and related notes thereto contained in the Registration Statement.

          (iv)    No Material Adverse Change in Business.    Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiary considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or its subsidiary, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiary considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (v)    Good Standing of the Company.    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Investment Advisory Agreement and the Administration Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

          (vi)    Subsidiaries.    The Company's only subsidiary is Ares Capital CP Funding LLC, a Delaware limited liability company (the "Subsidiary"). The Subsidiary has been duly organized and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company free and clear of any security interest, mortgage, pledge, lien encumbrance, claim or equity; none of the outstanding shares of capital stock of the Subsidiary was issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary. Except as set forth in the Registration Statement and the Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity or debt securities of any corporation or have any equity or debt interest in any firm, partnership, joint venture, association or other entity.

          (vii)    Capitalization.    The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans, if any, referred to in the Prospectus or pursuant to the exercise of convertible securities or options, if any, referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of preemptive or other similar rights of any securityholder of the Company.

          (viii)    Authorization of Agreements.    This Agreement, the Investment Advisory Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Company. The Investment Advisory Agreement and the Administration Agreement are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (ix)    Authorization and Description of Securities.    The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (x)    Absence of Defaults and Conflicts.    Neither the Company nor the Subsidiary is in violation of its charter, by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or the Subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of the Company or the Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the Administration Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to, the Agreements and Instruments, except for such conflicts, breaches, defaults or Repayment Events that would not reasonably be expected to result in a Material Adverse Effect, or (B) conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which Ares is a party or by which Ares may be bound, or to which any of the property or assets of Ares Management LLC ("Ares") is subject, or the limited partner agreement or other governing documents of any fund managed by, advised by or affiliated with Ares, except for such conflicts, breaches or defaults that would not reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or the Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or the Subsidiary.

          (xi)    Absence of Proceedings.    Other than as disclosed in the Registration Statement, there is no action, suit or proceeding or, to the knowledge of the Company, inquiry or investigation, before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or the Subsidiary, which is required to be disclosed in the Registration Statement, or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the Investment Advisory Agreement or the Administration Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or the Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

          (xii)    Accuracy of Exhibits.    There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

          (xiii)    Possession of Intellectual Property.    The Company and the Subsidiary own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them or proposed to be operated by them immediately following the offering of the Securities as described in the Prospectus, except where the failure to own or possess or otherwise be able to acquire such rights in a timely manner would not otherwise reasonably be expected to result in a Material Adverse Effect, and neither the Company nor the Subsidiary has received any notice of or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or the Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

          (xiv)    Absence of Further Requirements.    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Investment Advisory Agreement, the Administration Agreement or the Prospectus (including the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds"), except (A) such as have been already obtained under the 1933 Act, the 1933 Act Regulations or the 1940 Act, (B) such as may be required under state securities laws, and (C) the filing of the Notification of Election under the 1940 Act, which has been effected.

          (xv)    Absence of Manipulation.    Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of any law, statute, regulation or rule applicable to the Company or its affiliates.

          (xvi)    Possession of Licenses and Permits.    The Company and the Subsidiary possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them or proposed to be operated by them immediately following the offering of the Securities as described in the Prospectus, except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; the Company and the Subsidiary are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

          (xvii)    Investment Company Act.    The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as a "registered management investment company" under the 1940 Act.

          (xviii)    Registration Rights.    There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xix)    Related Party Transactions.    There are no business relationships or related party transactions involving the Company, the Subsidiary or any other person required to be described in the Prospectus which have not been described as required.

          (xx)    Notification of Election.    When the Notification of Election was filed with the Commission, it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act and (B) did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (xxi)    Investment Advisory Agreement.    (A) The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act and the Advisers Act and (B) the approvals by the board of directors and the sole stockholder of the Company of the Investment Advisory Agreement have been made in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act.

          (xxii)    Interested Persons.    Except as disclosed in the Registration Statement and the Prospectus (A) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act, and (B) to the knowledge of the Company, no director of the Company is an "interested person" (as defined in the 1940 Act) of the Company or an "affiliated person" (as defined in the 1940 Act) of any of the Underwriters.

          (xxiii)    Business Development Company.    (A) The Company has duly elected to be treated by the Commission under the 1940 Act as a business development company, such election is effective and all required action has been taken by the Company under the 1933 Act and the 1940 Act to make the public offering and consummate the sale of the Securities as provided in this Agreement; (B) the provisions of the corporate charter and by-laws of the Company, and the investment objectives, policies and restrictions described in the Prospectus, assuming they are implemented as described, will comply in all material respects with the requirements of the 1940 Act; and (C) the operations of the Company are in compliance in all material respects with the provisions of the 1940 Act applicable to business development companies.

          (xxiv)    Employees and Executives.    The Company is not aware that (A) any executive, key employee or significant group of employees of the Company, the Subsidiary, the Adviser or the Administrator plans to terminate employment with the Company, the Subsidiary, the Adviser or the Administrator or (B) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar arrangement that would be violated by the present or proposed business activities of the Company, the Subsidiary, the Adviser or the Administrator.

          (xxv)    No Extension of Credit.    The Company has not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or the Subsidiary, or to or for any family member or affiliate of any director or executive officer of the Company or the Subsidiary.

          (xxvi)    Accounting Controls.    The Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's authorization; and (D) the recorded accountability for inventory assets is compared with the existing inventory assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxvii)    Disclosure Controls.    The Company has established and employs disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms, and is accumulated and communicated to the Company's management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

          (xxviii)    Tax Returns.    The Company and the Subsidiary have filed all federal, state, local and foreign tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law or have duly requested extensions thereof, except insofar as the failure to file such returns or request such extensions would not reasonably be expected to result in a Material Adverse Effect, and have paid all taxes shown as due pursuant to such returns or pursuant to any assessment received by the Company and the Subsidiary, except for such taxes or assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided or where the failure to pay would not reasonably be expected to result in a Material Adverse Effect.

        (b)    Representations and Warranties of the Adviser and the Administrator.    The Adviser and the Administrator, jointly and severally, represent to each Underwriter as of the date hereof, as of the Closing Time referred in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter as follows:

          (i)    No Material Adverse Change in Business.    Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects or regulatory status of the Adviser or the Administrator, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a Material Adverse Effect.

          (ii)    Good Standing.    Each of the Adviser and the Administrator has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; the Adviser has limited liability company power and authority to execute and deliver and perform its obligations under the Investment Advisory Agreement; the Administrator has limited liability company power and authority to enter into and perform its obligations under the Administration Agreement; and each of the Adviser and the Administrator is duly qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of ownership or leasing of its property or the conduct of business, except where the failure to qualify or be in good standing would not otherwise reasonably be expected to result in a Material Adverse Effect.

          (iii)    Registration Under Advisers Act.    The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the

  1940 Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus. There does not exist any proceeding or, to the Adviser's knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission.

          (iv)    Absence of Proceedings.    There is no action, suit or proceeding or, to the knowledge of the Adviser or the Administrator, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser or the Administrator, threatened, against or affecting either the Adviser or the Administrator, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Investment Advisory Agreement or the Administration Agreement; the aggregate of all pending legal or governmental proceedings to which the Adviser or the Administrator is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to their business, would not reasonably be expected to result in a Material Adverse Effect.

          (v)    Absence of Defaults and Conflicts.    Neither the Adviser nor the Administrator is in violation of its limited liability company operating agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser or the Administrator is a party or by which it or any of them may be bound, or to which any of the property or assets of the Adviser or the Administrator is subject (collectively, the "Adviser/Administrator Agreements and Instruments"), or in violation of any law, statute, rule, regulation, judgment, order or decree except for such violations or defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the Administration Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Adviser and the Administrator with their respective obligations hereunder and under the Investment Advisory Agreement and the Administration Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser or the Administrator pursuant to, the Adviser/Administrator Agreements and Instruments except for such violations or defaults that would not reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the limited liability company operating agreement of the Adviser or Administrator, respectively, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or the Administrator or any of their assets, properties or operations.

          (vi)    Authorization of Agreements.    This Agreement, the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Adviser and the Administrator, as applicable. This Agreement, the Investment Advisory Agreement and the Administration Agreement are valid and binding obligations of the Adviser or the Administrator, as applicable, enforceable against them in accordance with their terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (vii)    Absence of Further Requirements.    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser or the Administrator of their obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Investment Advisory Agreement, the Administration Agreement or the Prospectus (including the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds"), except (A) such as have been already obtained under the 1933 Act, the 1933 Act Regulations or the 1940 Act, (B) such as may be required under state securities laws, (C) the filing of the Notification of Election under the 1940 Act, which has been effected and (D) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

          (viii)    Description of Adviser and Administrator.    The description of the Adviser and the Administrator contained in the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          (ix)    Possession of Licenses and Permits.    The Adviser and the Administrator possess such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; the Adviser and the Administrator are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Adviser nor the Administrator has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

          (x)    Stabilization and Manipulation.    Neither the Adviser, the Administrator nor any of their respective partners, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, under the 1934 Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities in violation of any law, statute, regulation or rule applicable to the Adviser, the Administrator or any of their respective partners, officers, affiliates or controlling persons.

          (xi)    Employment Status.    The Adviser is not aware that (A) any executive, key employee or significant group of employees of the Company, if any, the Subsidiary, the Adviser or the Administrator, as applicable, plans to terminate employment with the Company, the Subsidiary, the Adviser or the Administrator or (B) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company, the Subsidiary or the Adviser except where such termination or violation would not reasonably be expected to have a Material Adverse Effect.

          (xii)    Internal Controls.    The Adviser is using its commercially reasonable efforts to implement a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management's general or specific authorization; and (B) access to the Company's assets that are in its possession or control is permitted only in accordance with its management's general or specific authorization.

          (xiii)    Accounting Controls.    The Administrator is using its commercially reasonable efforts to operate a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions for which it has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Company's financial statements in conformity with GAAP and to maintain financial statements in conformity with GAAP and to maintain accountability for the Company's assets and (B) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (c)    Officer's Certificates.    Any certificate signed by any officer of the Company, the Subsidiary, the Adviser or the Administrator delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, the Subsidiary, the Adviser and or the Adminstrator, as applicable, to each Underwriter as to the matters covered thereby.

        SECTION 2.    Sale and Delivery to Underwriters; Closing.

        (a)    Initial Securities.    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

        (b)    Option Securities.    In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional     •    shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time on one or more occasions only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

        (c)    Payment.    Payment of the purchase price for, against delivery of certificates for, the Initial Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY 10004 or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

        In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

        Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

        (d)    Denominations; Registration.    The certificates for the Initial Securities and the Option Securities, if any, shall be transferred electronically at the Closing Time or the relevant Date of Delivery, as the case may be, in such denominations and registered in such names as the Representatives may request; provided that any such request must be received in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.

        SECTION 3.    Covenants of the Company.    The Company covenants with each Underwriter as follows:

        (a)    Compliance with Securities Regulations and Commission Requests.    The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and Rule 497 and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 497(h) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497(h) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b)    Filing of Amendments.    The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

        (c)    Delivery of Commission Filings.    The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed, and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and conformed copies of all consents and certificates of experts, and, upon the Representative's request, will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T, or as filed with the Commission in paper form as permitted by Regulation S-T.

        (d)    Delivery of Prospectuses.    The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (e)    Continued Compliance with Securities Laws.    The Company will use its commercially reasonable efforts to comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

        (f)    Blue Sky Qualifications.    The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for as long as the Representatives reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

        (g)    Rule 158.    The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as reasonably practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

        (h)    Use of Proceeds.    The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

        (i)    Listing.    The Company will use its commercially reasonable efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market.

        (j)    Restriction on Sale of Securities.    During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the registration and sale of Securities to be sold hereunder, (B) the issuance of any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, and any registration related thereto, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, and any registration related thereto, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, and any registration related thereto, or (E) any shares of Common Stock issued to directors in lieu of directors' fees, and any registration related thereto. Notwithstanding the foregoing, if: (1) during the last 17 days of such 90-day period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the such 90-day period, the Company announces that it will release earnings results during the 16-day-period beginning on the last day of such 90-day period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

        (k)    Reporting Requirements.    The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

        (l)    Business Development Company Status.    The Company, during a period of at least 12 months from the Closing Time, will use its commercially reasonable efforts to maintain its status as a business development company; provided, however, the Company may cease to be, or withdraw its election as, a business development company, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the 1940 Act or an successor provision.

        (m)    Regulated Investment Company Status.    During the 12-month period following the Closing Time, the Company will use its commercially reasonable efforts to qualify and elect to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and to maintain such qualification and election in effect for each full fiscal year during which it is a business development company under the 1940 Act.

        (n)    Accounting Controls.    The Company will use its commercially reasonable efforts to establish and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) material information relating to the Company and the assets managed by the Adviser is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (B) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company's ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company's independent auditors and the audit committee of the Company's board of directors.

        SECTION 4.    Payment of Expenses.

        (a)    Expenses.    The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's, the Adviser's and the Administrator's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. ("NASD") of the terms of the sale of the Securities, and (xi) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market.

        (b)    Termination of Agreement.    If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company, the Adviser and the Administrator, jointly and severally, shall reimburse the Underwriters for all of their out-of-pocket expenses incurred, including the reasonable fees and disbursements of counsel for the Underwriters.

        SECTION 5.    Conditions of Underwriters' Obligations.    The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company, the Adviser and the Administrator contained in Section 1 hereof or in certificates of any officer of the Company, the Adviser or the Administrator, to the performance by the Company, the Adviser and the Administrator of their respective covenants and other obligations hereunder, and to the following further conditions:

        (a)    Effectiveness of Registration Statement.    The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497(h) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

        (b)    Opinions of Counsel for Company.    At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Proskauer Rose LLP, counsel for the Company, Venable LLP, special Maryland counsel for the Company, and Kevin A. Frankel, general counsel of Ares and chief compliance officer and secretary of the Company, in each case in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibits A through C hereto. Such counsel may state that, insofar as such opinion involves factual matters, they have relied upon certificates of officers of the Company and/or the Subsidiary and certificates of public officials.

        (c)    Opinion of Counsel for Underwriters.    At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in opinions (iii), (xiv) (solely as to the authorization by the Adviser of the Purchase Agreement), the third to last paragraph and the penultimate paragraph of Exhibit A hereto and opinions 1, 3 (solely as to the second clause thereof), 5 and 6 of Exhibit B hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States upon the opinions of counsel reasonably satisfactory to the Representatives, including counsel of the Company. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and/or the Subsidiary and certificates of public officials.

        (d)    Officers' Certificates.    (i) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the president of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

        (ii)   At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects or regulatory status of the Adviser or the Administrator, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a Material Adverse Effect (collectively, with respect to each of the Adviser and the Administrator, an "Advisers Material Adverse Effect"), and the Representatives shall have received a certificate of the president and the chief financial or chief accounting officer of each of the Adviser and the Administrator, dated as of Closing Time, to the effect that (i) there has been no such Advisers Material Adverse Effect, (ii) the representations and warranties of the Adviser and Administrator in Sections 1(a) and 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Adviser and the Administrator have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

        (e)    Accountant's Comfort Letter.    At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

        (f)    Bring-down Comfort Letter.    At Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

        (g)    Approval of Listing.    At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

        (h)    No Objection.    The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

        (i)    Lock-up Agreements.    At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule C hereto. Notwithstanding the foregoing or any provision of Section 3(j) of this Agreement or any lock-up agreement delivered in connection with this Section 5(i) to the contrary, Ares may pledge shares of Common Stock of the Company owned by Ares in one or more bona fide lending transactions.

        (j)    Conditions to Purchase of Option Securities.    In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company, the Adviser and the Administrator contained herein and the statements in any certificates furnished by the Company, the Adviser and the Administrator hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

          (i)    Officers' Certificates.    (A) A certificate, dated such Date of Delivery, of the president of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d)(i) hereof remains true and correct as of such Date of Delivery.

            (B)  A certificate, dated such Date of Delivery, of the president and the chief financial or chief accounting officers of each of the Adviser and the Administrator confirming that the certificates delivered at the Closing Time pursuant to Section 5(d)(ii) hereof remains true and correct as of such Date of Delivery.

          (ii)    Opinion of Counsel for Company.    The favorable opinion of Proskauer Rose LLP, counsel for the Company, Venable LLP, special Maryland counsel for the Company, and Kevin A. Frankel, general counsel of Ares and chief compliance officer and secretary of the Company, in each case in form and substance reasonably satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

          (iii)    Opinion of Counsel for Underwriters.    The favorable opinion of Fried, Frank, Harris, Shriver & Jacobson, LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (iv)    Bring-down Comfort Letter.    A letter from KPMG LLP, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

        (k)    Additional Documents.    At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company, the Adviser and the Administrator in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

        (l)    Termination of Agreement.    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

        SECTION 6.    Indemnification.

        (a)(1)    Indemnification of Underwriters by the Company and the Adviser.    The Company and the Adviser, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

          (iii)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that (i) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and (ii) this indemnity agreement shall not apply, with respect to any particular Underwriter, to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission contained in any preliminary prospectus to the extent that the Company complied with its prospectus delivery requirements contained herein and the particular Underwriter was legally required to and failed to send or give a copy of the Prospectus, as then amended or supplemented, to the person alleging such defect and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus was corrected in such Prospectus, as amended or supplemented.

        (2)    Indemnification of Underwriters by the Administrator.    The Administrator agrees to indemnify and hold harmless each Underwriter, its Affiliates, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent the loss, liability, claim, damage and expense relates to information concerning Ares Management LLC or the Administrator;

          (ii)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission related to Ares Management LLC or the Administrator or any such alleged untrue statement or omission related to Ares Management LLC or the Administrator; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

          (iii)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission related to Ares Management LLC or the Administrator, or any such alleged untrue statement or omission related to Ares Management LLC or the Administrator, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that (i) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the

Prospectus (or any amendment or supplement thereto) and (ii) this indemnity agreement shall not apply, with respect to any particular Underwriter, to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission contained in any preliminary prospectus to the extent that the Company complied with its prospectus delivery requirements contained herein and the particular Underwriter was legally required to and failed to send or give a copy of the Prospectus, as then amended or supplemented, to the person alleging such defect and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus was corrected in such Prospectus, as amended or supplemented.

        (b)    Indemnification of Company, Directors, Officers, Adviser and Administrator.    Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers, each person, if any, who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the Adviser and the Administrator against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c)    Actions against Parties; Notification.    Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder (an "Action"), but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a)(1) or (2) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such Action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one Action or separate but similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding anything to the contrary herein, neither the assumption of the defense of any such Action nor the payment of any fees or expenses related thereto shall be deemed to be an admission by the indemnifying party that it has obligation to indemnify any person pursuant to this Agreement.

        (d)    Settlement Without Consent if Failure to Reimburse.    If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(1)(ii) or 6(a)(2)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        SECTION 7.    Contribution.    If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Adviser and the Administrator on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

        The relative fault of the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Adviser and the Administrator or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company, the Adviser, the Administrator and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such

Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company, Adviser or Administrator within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, Adviser or Administrator, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

        SECTION 8.    Representations, Warranties and Agreements to Survive.    All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Subsidiary, the Adviser and the Administrator submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

        SECTION 9.    Termination of Agreement.

        (a)    Termination; General.    The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise, the Adviser or the Administrator, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

        (b)    Liabilities.    If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

        SECTION 10.    Default by One or More of the Underwriters.    If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (i)    if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (ii)   if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

        SECTION 11.    Tax Disclosure.    Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

        SECTION 12.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at 4 World Financial Center, New York, New York 10080, attention of Colbert Narcisse, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, attention Valerie Ford Jacob; and notices to the Company, the Adviser and Administrator shall be directed to them at 1999 Avenue of the Stars, Suite 1900, Los Angeles, CA 90067, attention of Kevin Frankel, with a copy to Proskauer Rose LLP, 2049 Century Park East, 32nd Floor, Los Angeles, CA 90067-3206, attention: Michael A. Woronoff.

        SECTION 13.    Parties.    This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Adviser and the Administrator and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Adviser and the Administrator and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        SECTION 14.    GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

        SECTION 15.    TIME.    TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 16.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        SECTION 17.    Effect of Headings.    The Section headings herein are for convenience only and shall not affect the construction hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company, the Adviser and the Administrator in accordance with its terms.

Very truly yours,
COMPANY:
ARES CAPITAL CORPORATION
By
Name: Title:
ADVISER:
ARES CAPITAL MANAGEMENT LLC
By
Name: Title:
ADMINISTRATOR:
ARES TECHNICAL ADMINISTRATION LLC
By
Name: Title:

CONFIRMED AND ACCEPTED, as of the date first above written:
MERRILL LYNCH & CO. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED WACHOVIA CAPITAL MARKETS, LLC JEFFERIES & COMPANY, INC. LEGG MASON WOOD WALKER, INCORPORATED RBC CAPITAL MARKETS CORPORATION
By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By
Authorized Signatory
For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities

Sch A-1

SCHEDULE B

ARES CAPITAL CORPORATION

    •    Shares of Common Stock
(Par Value $.001 Per Share)

        1.     The public offering price per share for the Securities, determined as provided in said Section 2, shall be $    •    .

        2.     The purchase price per share for the Securities to be paid by the several Underwriters shall be $    •    , being an amount equal to the public offering price set forth above less $    •    per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Sch B-1

SCHEDULE C
List of persons and entities
subject to lock-up

Ares Management LLC

Ares Capital Management LLC

Ares Technical Administration LLC

Michael J. Arougheti

Douglas E. Coltharp

Kevin A. Frankel

Merritt S. Hooper

John Kissick

Daniel F. Nguyen

Antony P. Ressler

Robert L. Rosen

Bennett Rosenthal

David Sachs

Eric B. Siegel

Sch C-1

Exhibit A

[PROSKAUER ROSE LLP LETTERHEAD]

        [Date]

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
Wachovia Capital Markets, LLC
Jefferies & Company, Inc.
Legg Mason Wood Walker, Incorporated
RBC Capital Markets Corporation
    as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
4 World Financial Center
250 Vesey Street
New York, New York 10281

Re:
Ares Capital Corporation

Ladies and Gentlemen:

        We have acted as special counsel to Ares Capital Corporation, a Maryland corporation (the "Company"), in connection with its sale of (i)     •     shares (the "Firm Shares") of Common Stock, $.001 par value, of the Company (the "Common Stock") and (ii) at the Underwriters' option, up to an additional    •    shares of Common Stock (the "Option Shares" and, together with the Firm Shares, the "Shares") to the Underwriters (as defined below) pursuant to the Purchase Agreement, dated    •    (the "Purchase Agreement"), among the Company, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Wachovia Capital Markets, LLC, Jefferies & Company, Inc., Legg Mason Wood Walker, Incorporated and RBC Capital Markets Corporation and each of the other Underwriters named in Schedule A thereto (collectively, the "Underwriters") and the other parties thereto. This opinion is being delivered to you pursuant to Section 5(b) of the Purchase Agreement. Unless otherwise defined herein, capitalized terms defined in the Purchase Agreement and used herein shall have the meanings ascribed to them in the Purchase Agreement.

        In connection with the rendering of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such receipts of public officials, certificates of officers or other representatives of the Company, Ares Capital CP Funding LLC, a Delaware limited liability company (the "Subsidiary"), Ares Capital Management LLC, a Delaware limited liability company (the "Adviser"), and others and other documents, corporate records and instruments as we have deemed relevant as a basis for the opinions set forth below, including, without limitation:

          (1)   an executed copy of the Purchase Agreement;

          (2)   the Certificate of Formation of the Adviser;

          (3)   the Limited Liability Company Agreement, dated as of April 20, 2004, of the Adviser;

          (4)   the Registration Statement on Form N-2 (Registration No.    •    ) filed with the Securities and Exchange Commission (the "Commission") on    •    with respect to the registration of the Shares under the Securities Act of 1933, as in effect as of the date hereof (the "1933 Act"), including information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A of the General Rules and Regulations under the 1933 Act (the "Rules and Regulations") (such registration statement, as so amended and declared effective on    •    at

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      •    p.m., including the registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations (File No.     •    ), being hereinafter referred to as the "Registration Statement");

          (5)   the final prospectus, dated    •    , relating to the Shares in the form filed with the Commission pursuant to Rule 497(h) of the Rules and Regulations (such final prospectus being hereinafter referred to as the "Prospectus");

          (6)   a specimen of the certificate to be used to evidence the Shares (the "Specimen");

          (7)   the Investment Advisory and Management Agreement by and between the Company and the Adviser, dated as of September 30, 2004 (the "Investment Advisory Agreement");

          (8)   the Administration Agreement by and between the Company and Ares Technical Administration LLC, a Delaware limited liability company (the "Administrator"), dated as of September 30, 2004 (the "Administration Agreement");

          (9)   resolutions of the Board of Directors of the Company, adopted            , 2005 and resolutions of the Pricing Committee of the Board of Directors of the Company adopted as of            , 2005 as certified by the Secretary of the Company (collectively, the "Board Resolutions");

          (10) the certificate of Michael J. Arougheti, President of the Company, Kevin A. Frankel, Chief Compliance Officer and Secretary of the Company, and Daniel F. Nguyen, Chief Financial Officer of the Company, dated the date hereof (the "Company's Certificate");

          (11) the certificate of Kevin A. Frankel, Chief Compliance Officer of the Adviser, and Daniel F. Nguyen, Chief Financial Officer of the Company, dated the date hereof (the "Adviser's Certificate");

          (12) certificates from the Secretary of State of the State of California, dated            , 2005, certifying that the Company and the Subsidiary are each authorized to do business in the State of California (the "California Certificate");

          (13) certificates, dated            , 2005, from the Secretary of State of the State of Delaware as to the Adviser's and the Subsidiary's existence and good standing in such jurisdiction (the "Delaware Certificates");

          (14) Sale and Servicing Agreement, dated as of November 3, 2004, among the Subsidiary, the Company and certain conduits and institutional lenders agented by Wachovia Capital Markets, LLC, U.S. Bank National Association, as trustee, and Lyon Financial Services, Inc. (D/B/A U.S. Bank Portfolio Services), as the backup servicer and Purchase and Sale Agreement, dated as of November 3, 2004, by and among Ares Capital Corporation and Ares Capital CP Funding LLC (collectively, the "Facility");

          (15) the Certificate of Formation, dated October 29, 2004, of the Subsidiary; and

          (16) the Limited Liability Company Agreement, dated October 29, 2004, of the Subsidiary.

        In giving this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons and the authenticity of all documents we have examined. We have also assumed that each certificate evidencing Shares is identical in form to the Specimen. As to questions of fact relevant to this opinion, without any independent verification, we have relied upon, and assumed the accuracy of, the representations and warranties of each party to the Purchase Agreement, the Investment Advisory Agreement, and the Administration Agreement (collectively, the "Primary Agreements") and written statements of certain public officials. We also have assumed, without any independent verification, compliance by each party to the Primary Agreements with each party's agreements in the Primary Agreements, and that the Primary Agreements constitute the legal, valid and binding

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obligations of the parties to the Primary Agreements and are enforceable against each party to the Primary Agreements in accordance with the terms of the Primary Agreements.

        As used herein:

          (A)  "Applicable Contracts" means the contracts listed as exhibits k(1) to k(9) to the Registration Statement which have been identified to us as all the contracts that are material to the business or financial condition of the Company and the Subsidiary;

          (B)  "Applicable Laws" means the Limited Liability Company Act of the State of Delaware (Del. Code tit 6 §18-101 through §18-1109) (the "DLLCA") and those laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement (other than state securities or blue sky laws, state and federal labor and employment laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.), but without our having made any special investigation as to the applicability of any specific law, rule or regulation;

          (C)  "Applicable Orders" means those judgments, order or decrees identified on Schedule I hereto, which have been identified to us by an officer of the Company as the only judgments, orders or decrees that are material to the Company and the Subsidiary;

          (D)  "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company or the Subsidiary pursuant to Applicable Laws, other than any consent, approval, license, authorization or validation of, or filing, qualification or registration that may have become applicable as a result of the involvement of any party (other than the Company and the Subsidiary) in the transactions contemplated by the Purchase Agreement or because of such parties' legal or regulatory status or because of any other facts specifically pertaining to such parties; and

          (E)  "Governmental Authorities" means any court, regulatory body, administrative agency or governmental body of the State of Delaware, the State of New York or the United States of America having jurisdiction over the Company or the Subsidiary under Applicable Laws.

        The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

          (a)   the opinion set forth in paragraph (i) below is based solely on the California Certificate;

          (b)   the opinions set forth in paragraphs (xii) and (xvii) below are based solely on the Delaware Certificates;

          (c)   we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to the Purchase Agreement (other than with respect to the Company to the extent necessary to render the opinions set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory state or the nature of the business of any party (other than with respect to the Company, the Subsidiary and the Adviser to the extent necessary to render the opinions set forth herein);

          (d)   when reference is made in this opinion to our "knowledge" of certain matters or to matters "known to us," it means the actual present knowledge of those matters by the attorneys at our firm directly involved in acting as counsel to the Company;

          (e)   the opinions set forth in paragraphs (iv), (v), and (xiii) below are based solely on our discussions with the officers or other representatives of the Company responsible for the matters discussed therein, our review of documents furnished to us by the Company, and our reliance on

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  the representations and warranties of the parties contained in the Purchase Agreement and the Company's Certificate and our review of Applicable Law; we have not made any other inquiries or investigations or any search of the public docket records or any court, governmental agency or body or administrative agency;

          (f)    we do not express any opinion as to any laws other than Applicable Laws. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect; and

          (g)   the opinions set forth in paragraph (ix) below assume that (A) all of the assets owned by the Company constitute "permissible assets" as described in paragraphs (1) through (6) of Section 55(a) of the 1940 Act, (B) the Company has offered to make significant managerial assistance available (as defined in the 1940 Act) to each of the issuers of securities or loans owned by the Company and (C) the Company will comply with the Diversification Tests (as described in the Prospectus) on all relevant dates.

        Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

          (i)    The Company and the Subsidiary are each qualified to transact intrastate business in the State of California.

          (ii)   The execution and delivery of the Purchase Agreement by the Company and the Adviser, and the consummation by the Company and the Adviser of the transactions contemplated thereby on the date hereof, including the issuance and sale of the Firm Shares and the use of a portion of the proceeds from the sale of the Shares to repay outstanding indebtedness under the Facility, do not (x) constitute a violation of, or a breach or default under, the terms of any Applicable Contract or (y) violate or conflict with, or result in any contravention of any Applicable Law or any Applicable Order. We do not express any opinion, however, as to whether the execution, delivery or performance by any such person of the Purchase Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Adviser or the Company or any of its subsidiaries.

          (iii)  The Registration Statement, at the time it became effective, and the Prospectus, as of its date, complied as to form in all material respects to the requirements of the 1933 Act, the Rules and Regulations, the Investment Advisers Act of 1940, as amended (the "Advisers Act") and the Form N-2 Registration Statement promulgated by the Commission, except that in each case we do not express any opinion as to the financial statements and schedules and other financial data included therein or excluded therefrom, or the financial data included in any exhibits thereto, and, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

          (iv)  To our knowledge, there are no legal or governmental proceedings pending to which the Company, the Subsidiary or the Adviser is a party or to which any property of the Company, the Subsidiary or the Adviser is subject that are required to be disclosed in the Prospectus pursuant to Item 12 of the Form N-2 Registration Statement promulgated by the Commission that are not so disclosed.

          (v)   To our knowledge, except as disclosed in the Registration Statement, there are no persons with rights to have any sale of securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

5

          (vi)  The statements in the Prospectus under the caption "Regulation," insofar as such statements purport to summarize matters of law, legal matters or legal conclusions, fairly summarize such provisions in all material respects.

          (vii) The statements in the Prospectus under the caption "Material U.S. Federal Income Tax Considerations," insofar as such statements purport to summarize matters of law, legal matters or legal conclusions, fairly summarize such provisions in all material respects.

          (viii) Immediately following the purchase and sale of the Firm Shares, the Company will not be required to register as an "Investment Company" under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the "1940 Act").

          (ix)  To our knowledge, no Governmental Approval, that has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Purchase Agreement by the Company or the Adviser, as applicable, the consummation by the Company or the Adviser of the transactions contemplated thereby on the date hereof, including the issuance and sale of the Firm Shares and the use of a portion of the proceeds from the sale of the Shares to repay outstanding indebtedness under the Facility as described in the Prospectus.

          (x)   The Investment Advisory Agreement contains the provisions required by Section 205 of the Advisers Act and Section 15 of the 1940 Act.

          (xi)  The Company has filed a Notice of Election with the Commission pursuant to Section 54(a) of the 1940 Act. The Notification of Election filed by the Company with the Commission complied as to form in all material respects with the 1940 Act and the rules and regulations thereunder.

          (xii) The Adviser has been duly formed and is validly existing as a limited liability company in good standing under the DLLCA.

          (xiii) The Adviser has the limited liability company power and authority to execute and deliver the Purchase Agreement under the DLLCA. The Purchase Agreement has been duly authorized, executed and delivered by the Adviser.

          (xiv) The Adviser is registered with the Commission as an investment adviser under the Advisers Act. To our knowledge, (a) the Adviser is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement as an investment adviser to the Company, as contemplated by the Registration Statement and the Prospectus, and (b) there is no proceeding pending that could reasonably be expected to adversely affect the registration of the Adviser with the Commission.

          (xv) To our knowledge, there are no contracts required to be described in the Prospectus or filed as exhibits to the Registration Statement that are not described or filed as required.

        We have been orally advised by the Commission that the Registration Statement was declared effective under the 1933 Act at    •     p.m. on     •    , and we have been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission. The Prospectus was filed with the Commission in the manner and within the time period required by Rule 497(h) of the Rules and Regulations.

        In the course of the preparation of the Registration Statement and the Prospectus, we have participated in conferences with certain officers and other representatives of the Company, the Subsidiary, the Adviser and the Administrator, with representatives of the independent or certified public accountants for the Company and with representatives of the Representatives and counsel for

6

the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed. We do not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof other than as expressly set forth in this opinion. On the basis of the foregoing, nothing has come to our attention that would lead us to believe that the Registration Statement (other than the financial statements and related notes thereto and the other financial and accounting data set forth therein or omitted therefrom, as to which we express no view), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and related notes thereto and the other financial and accounting data set forth therein or omitted therefrom, as to which we express no view) as of its date and the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        This opinion is addressed to you and is solely for your benefit, and the benefit of the other Underwriters, and only in connection with the closing of the transactions contemplated by the Purchase Agreement occurring today. Our opinion is not binding on the Internal Revenue Service or on the courts, and, therefore, provides no guarantee or certainty as to results. Without our prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires Shares or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation or other similar transaction).

Very truly yours,

7

SCHEDULE I

NONE

A-1

Exhibit B

[LETTERHEAD OF VENABLE LLP]

            , 2005

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wachovia Capital Markets, LLC
Jefferies & Company, Inc.
Legg Mason Wood Walker, Incorporated
RBC Capital Markets Corporation
    as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
4 World Financial Center
New York, New York 10080

        Re: Ares Capital Corporation

Ladies and Gentlemen:

        We have served as Maryland counsel for Ares Capital Corporation, a Maryland corporation (the "Company"), and a business development company under the Investment Company Act of 1940, as amended (the "1940 Act"), in connection with certain matters of Maryland law arising out of the sale and issuance of    •    shares (the "Shares") of Common Stock, $.001 par value per share (the "Common Stock"), of the Company, pursuant to the Purchase Agreement, dated    •    (the "Purchase Agreement"), by and among the Company, Ares Capital Management LLC, a Delaware limited liability company (the "Adviser"), Ares Technical Administration LLC, a Delaware limited liability company (the "Administrator"), and Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC, Jefferies & Company, Inc., Legg Mason Wood Walker, Incorporated and RBC Capital Markets Corporation as Representatives of the Underwriters named in Schedule A to the Purchase Agreement (collectively, the "Underwriters"). This firm did not participate in the negotiation or drafting of the Purchase Agreement.

        This opinion is being delivered to you pursuant to Section 5(b) of the Purchase Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings given to them in the Purchase Agreement.

        In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

          1.     The Registration Statement on Form N-2 (File No.     •    ) of the Company, relating to the Shares, and all amendments thereto and including the registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations (File No.     •    ) (collectively, the "Registration Statement"), filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, and the form of Prospectus, dated     •    (the "Prospectus"), included therein;

          2.     The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

          3.     The Bylaws of the Company (the "Bylaws"), certified as of the date hereof by an officer of the Company;

          4.     A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

          5.     Resolutions adopted by the Board of Directors of the Company, or by a duly authorized committee thereof (the "Resolutions"), relating to, among other matters, (a) the sale and issuance of the Shares to the Underwriters, (b) the authorization of the execution and delivery by the Company of the Company Agreements (as defined herein), and (c) the issuance of the shares of Common Stock issued and outstanding as of the date hereof, certified as of the date hereof by an officer of the Company;

          6.     Resolutions of the sole stockholder of the Company relating to the approval of the Investment Advisory Agreement (as defined herein), certified as of the date hereof by an officer of the Company;

          7.     The form of certificate representing shares of Common Stock (the "Common Stock Certificate"), certified as of the date hereof by an officer of the Company;

          8.     The Purchase Agreement, certified as of the date hereof by an officer of the Company;

          9.     The Investment Advisory and Management Agreement, dated as of September 30, 2004 (the "Investment Advisory Agreement"), by and between the Company and the Adviser, certified as of the date hereof by an officer of the Company;

          10.   The Administration Agreement, dated as of September 30, 2004 (the "Administration Agreement" and, together with the Purchase Agreement and the Investment Advisory Agreement, the "Company Agreements"), by and between the Company and the Administrator, certified as of the date hereof by an officer of the Company;

          11.   A certificate executed by an officer of the Company, dated as of the date hereof (the "Officer's Certificate"); and

          12.   Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

        In expressing the opinion set forth below, we have assumed the following:

          1.     Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

          2.     Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

          3.     Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

          4.     All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

        The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the initial public offering of the Company.

        Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1.     The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2.     The Company has the corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus under the caption "The Company" and to enter into and perform its obligations under the Purchase Agreement.

          3.     The authorized, issued and outstanding stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding stock of the Company have been duly authorized and validly issued and are fully paid and non assessable; and none of the outstanding shares of stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company under the Maryland General Corporation Law (the "MGCL") or the Charter or Bylaws.

          4.     The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non assessable and no holder of the Shares is or will be subject to personal liability by reason of being such a holder.

          5.     The issuance of the Shares is not subject to preemptive or other similar rights of any securityholder of the Company under the MGCL or the Charter or Bylaws.

          6.     The Company Agreements have been duly authorized, executed and delivered by the Company.

          7.     The Common Stock Certificate complies in all material respects with the applicable requirements of the MGCL and the Charter and Bylaws.

          8.     Based solely upon the Officer's Certificate and upon any facts otherwise known to us, there is no action, suit, proceeding, inquiry or investigation pending (in which service of process has been received by an employee of the Company), or threatened, to which the Company or the property of the Company is subject, before or by any court or governmental agency or body of the State of Maryland which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets of the Company or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder. We call your attention to the fact that, in connection with the delivery of this opinion, we have not ordered or reviewed judgment, lien or any other searches of public or private records of the Company or its properties.

          9.     The information in the Prospectus under the caption "Description of Our Stock" and in the Registration Statement under the caption "Item 30. Indemnification," to the extent it purports to summarize matters arising under Maryland law or the Charter and Bylaws has been reviewed by us and is correct in all material respects.

          10.   No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency of the State of Maryland (other than as may be required under the securities or "blue sky" laws of the State of Maryland, as to which no opinion is expressed) is required in connection with the due authorization, execution and delivery of the Company Agreements or for the offering, issuance, sale or delivery of the Shares, except such as have been obtained or made.

          11.   The execution, delivery and performance of the Company Agreements and the consummation of the transactions contemplated therein and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use Of Proceeds") and the performance by the Company of its obligations under the Company Agreements do not and will not result in any violation of (a) the provisions of the Charter or Bylaws or (b) so far as is known to us, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court of the State of Maryland. We call your attention to the fact that, in connection with the delivery of this opinion, we have not ordered or reviewed judgment, lien or any other searches of public or private records of the Company or its properties.

        The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act or as to federal or state laws regarding fraudulent transfers. We note that the Company Agreements shall be governed by the laws of the State of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. Our opinion expressed in paragraph 10 above is based upon our consideration of only those filings, authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees required by the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement. Our opinion expressed in paragraph 11(b) above is based upon our consideration of only those laws, statutes, rules, regulations, judgments, orders, writs or decrees of governmental authorities or courts of the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type contemplated by the Company Agreements. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

        The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

        This opinion is being furnished to you solely for the Underwriters' benefit. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Proskauer Rose LLP, counsel to the Company, and Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Underwriters, in connection with opinions to be issued by them on the date hereof relating to the issuance of the Shares) without, in each instance, our prior written consent.

Very truly yours,

Exhibit C

[ARES CAPITAL CORPORATION LETTERHEAD]

                    , 2005

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
Wachovia Capital Markets, LLC
Jefferies & Company, Inc.
Legg Mason Wood Walker, Incorporated
RBC Capital Markets Corporation
    as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
4 World Financial Center
250 Vesey Street
New York, New York 10281

Re:
Ares Technical Administration

Ladies and Gentlemen:

        I am the general counsel for Ares Technical Administration, LLC, a Delaware limited liability company (the "Administrator"), in connection with the sale by Ares Capital Corporation, a Maryland corporation (the "Company") of (i)             shares (the "Firm Shares") of Common Stock, $.001 par value, of the Company (the "Common Stock") and (ii) at the Underwriters' option, up to an additional                        shares of Common Stock (the "Option Shares" and, together with the Firm Shares, the "Shares") to the Underwriters (as defined below) pursuant to the Purchase Agreement, dated                        , 2005 (the "Purchase Agreement"), among the Company, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Wachovia Capital Markets, LLC, Jefferies & Company, Inc., Legg Mason Wood Walker, Incorporated, RBC Capital Markets Corporation and each of the other Underwriters named in Schedule A thereto (collectively, the "Underwriters") and the other parties thereto. This opinion is being delivered to you pursuant to Section 5(b) of the Purchase Agreement. Unless otherwise defined herein, capitalized terms defined in the Purchase Agreement and used herein shall have the meanings ascribed to them in the Purchase Agreement.

        In connection with the rendering of this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such receipts of public officials, certificates of officers or other representatives of the Administrator, the Company, Ares Capital Management LLC, a Delaware limited liability company (the "Adviser"), and others and other documents, corporate records and instruments as I have deemed relevant as a basis for the opinions set forth below, including, without limitation:

          (1)   an executed copy of the Purchase Agreement;

          (2)   the Certificate of Formation of the Administrator;

          (3)   the Limited Liability Company Agreement, dated as of June 25, 1999, of the Administrator;

          (4)   the Registration Statement on Form N-2 (Registration No.                        ) filed with the Securities and Exchange Commission (the "Commission") on             , 2005 with respect to the registration of the Shares under the Securities Act of 1933, as in effect as of the date hereof (the

6

  "1933 Act"), including information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A of the General Rules and Regulations under the 1933 Act (the "Rules and Regulations") (such registration statement, as so amended and declared effective on                        , 2005 at             p.m., including the registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations (File No.                        ), being hereinafter referred to as the "Registration Statement");

          (5)   the final prospectus, dated March 17, 2005, relating to the Shares in the form filed with the Commission pursuant to Rule 497(h) of the Rules and Regulations (such final prospectus being hereinafter referred to as the "Prospectus");

          (6)   the Administration Agreement by and between the Company and the Administrator, dated as of September 30, 2004 (the "Administration Agreement");

          (7)   certified resolutions of the manager of the Administrator, adopted            , 2005;

          (8)   a certificate from the Secretary of State of the State of California, dated            , 2005, certifying that the Administrator is authorized to do business in the State of California (the "California Certificate"); and

          (9)   a certificate dated                        , 2005, from the Secretary of State of the State of Delaware as to the Administrator's existence and good standing in such jurisdiction (the "Delaware Certificate").

        I am not licensed to practice law in any state other than the State of California. My opinions set forth below are limited to (i) the Limited Liability Company Act of the State of Delaware (Del. Code tit 6 §18-101 through §18-1109) (the "DLLCA") and those laws, rules and regulations of the State of California, in each case that, in my experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement and Administration Agreement (other than securities or blue sky laws, labor and employment laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.), but without my having made any special investigation as to the applicability of any specific law, rule or regulation (collectively, "Applicable Laws") and (ii) for the purposes of rendering opinion (vi) below only, the Investment Company Act of 1940 and the Securities Act of 1933. With your approval, I have assumed that matters involving the laws of the State of New York are the same as the laws of the State of California.

        In giving this opinion, I have assumed the genuineness of all signatures, the legal capacity of natural persons and the authenticity of all documents I have examined. As to questions of fact relevant to this opinion, without any independent verification, I have relied upon, and assumed the accuracy of, the representations and warranties of each party to the Purchase Agreement and the Administration Agreement (collectively, the "Primary Agreements") and written statements of certain public officials. I also have assumed, without any independent verification, compliance by each party to the Primary Agreements with each party's agreements in the Primary Agreements, and that the Primary Agreements constitute the legal, valid and binding obligations of the parties to the Primary Agreements and are enforceable against each party to the Primary Agreements in accordance with the terms of the Primary Agreements.

        As used herein:

          (A)  "Applicable Contracts" means the contracts listed on Schedule I hereto which have been identified to me by the Administrator as all the contracts that are material to the business or financial condition of the Administrator;

          (C)  "Applicable Orders" means those judgments, order or decrees identified on Schedule II hereto, which have been identified to me by the Administrator as the only judgments, orders or decrees that are material to the business or financial condition of the Administrator;

7

          (D)  "Governmental Authorities" means any court, regulatory body, administrative agency or governmental body of the State of Delaware or the State of California having jurisdiction over the Company under Applicable Laws; and

          (E)  "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Administrator pursuant to Applicable Laws, other than any consent, approval, license, authorization or validation of, or filing, qualification or registration that may have become applicable as a result of the involvement of any party (other than the Administrator) in the transactions contemplated by the Purchase Agreement or because of such parties' legal or regulatory status or because of any other facts specifically pertaining to such parties.

        The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

          (a)   the opinion set forth in paragraph (i) below is based solely on the Delaware Certificate;

          (b)   I do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to the Purchase Agreement (other than with respect to the Administrator to the extent necessary to render the opinions set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory state or the nature of the business of any party (other than with respect to the Administrator to the extent necessary to render the opinions set forth herein);

          (c)   when reference is made in this opinion to my "knowledge" of certain matters or to matters "known to me," it means the actual present knowledge of those matters by me;

          (d)   the opinions set forth in paragraphs (v) and (vi) below are based solely on my discussions with the officers or other representatives of the Administrator responsible for the matters discussed therein, my review of documents furnished to me by the Administrator, and my reliance on the representations and warranties of the parties contained in the Purchase Agreement and my review of Applicable Law; I have not made any other inquiries or investigations or any search of the public docket records or any court, governmental agency or body or administrative agency;

          (e)   I do not express any opinion as to any laws other than Applicable Laws. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, I have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

        Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

          (i)    The Administrator has been duly formed and is validly existing as a limited liability company in good standing under the DLLCA.

          (ii)   The Administrator has the limited liability company power and authority to execute and deliver the Purchase Agreement and the Administration Agreement.

          (iii)  The Purchase Agreement has been duly authorized, executed and delivered by the Administrator.

          (iv)  The execution and delivery by the Administrator of the Purchase Agreement and the consummation by the Administrator of the transactions contemplated thereby do not (a) constitute a violation of, or a breach or default under, the terms of any Applicable Contract or (b) violate or conflict with, or result in any contravention of, the Administrator's Certificate of Formation or any Applicable Law or any Applicable Order.

8

          (v)   To my knowledge, no Governmental Approval, that has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Purchase Agreement by the Administrator or the consummation by the Administrator of the transactions contemplated thereby.

          (vi)  To my knowledge, there are no legal or governmental proceedings pending to which the Administrator is a party or to which any property of the Administrator is subject that are required to be disclosed in the Prospectus pursuant to Item 12 of the Form N-2 Registration Statement promulgated by the Commission that are not so disclosed.

        This opinion is addressed to you and is solely for your benefit, and the benefit of the other Underwriters, and only in connection with the closing of the transactions contemplated by the Purchase Agreement occurring today. Without my prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires Shares or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation or other similar transaction).

Very truly yours,
Kevin A. Frankel General Counsel

9

SCHEDULE I

        Limited Liability Company Agreement, dated as of June 25, 1999, of the Administrator.

C-1

SCHEDULE II

        None.

C-2

Exhibit D

        [Form of lock-up from directors, officers or other stockholders pursuant to Section 5(i)]

            •    , 2005

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated,
Wachovia Capital Markets, LLC
Jefferies & Company, Inc.
Legg Mason Wood Walker, Incorporated
RBC Capital Markets Corporation
        as Representatives of the several
        Underwriters to be named in the
        within-mentioned Purchase Agreement
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
4 World Financial Center
New York, New York 10080

Re:
Proposed Public Offering by Ares Capital Corporation

Dear Sirs:

        The undersigned, a stockholder, officer, director, employee, partner and/or affiliate of Ares Capital Corporation, a Maryland corporation (the "Company"), or Ares Capital Management LLC, a Delaware limited liability company (the "Adviser"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Wachovia Capital Markets, LLC, Jefferies & Company, Inc., Legg Mason Wood Walker, Incorporated and RBC Capital Markets Corporation propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.001 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, officer, director, employee, partner and/or affiliate of the Company or Adviser, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement (the "Initial Lock-Up Period"), the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the "Lock-Up Securities") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

        Notwithstanding the foregoing, if:

    1.
    during the last 17 days of the Initial Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

D-1

    2.
    prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Initial Lock-Up Period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch waives, in writing, such extension.

        Notwithstanding the foregoing, the undersigned may transfer Common Stock either during his or her lifetime as a bona fide gift or on death by will or intestacy to a member of his or her immediate family or to a trust, the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family or to a charitable organization; provided, however, that it shall be a condition to any of the foregoing transfers described in this paragraph that prior to or concurrently with the transfer, the transferee execute and deliver an agreement to Merrill Lynch (on behalf of the Underwriters) stating that the transferee will receive and hold the Common Stock subject to this letter, and there shall be no further transfer of such Common Stock except in accordance with this letter.

Very truly yours,
Signature:

Print Name:

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SCHEDULE A
SCHEDULE B ARES CAPITAL CORPORATION • Shares of Common Stock (Par Value $.001 Per Share)
SCHEDULE I
[LETTERHEAD OF VENABLE LLP]